AMENDED AND RESTATED BY-LAWS
OF
PRINCIPAL EXCHANGE-TRADED FUNDS

These By-laws of Principal Exchange-Traded Funds (the “Trust”) are subject to the Trust’s Agreement and Declaration of Trust dated March 5, 2013, as from time to time amended, supplemented, or restated (the “Declaration of Trust”). The Trust is a Delaware statutory trust formed under the Delaware Statutory Trust Act (12 Del. C. §§ 3801 et seq.) (the “Act”).

ARTICLE 1
Name, Fiscal Year

1.01 The name of the Trust shall be Principal Exchange-Traded Funds. Except as otherwise from time to time provided by the Board of Trustees of the Trust (the “Board of Trustees” or “Board”), the fiscal year of all series of the Trust (each, a “Fund” and collectively, the “Funds”) shall begin July 1 and end June 30.

ARTICLE 2
Shareholders' Meetings

2.01 Place of Meetings. All meetings of the shareholders shall be held at such place within or without the State of Delaware as is stated in the notice of meeting.

2.02 Annual Meetings. The Board of Trustees shall determine whether or not an annual meeting of shareholders shall be held and, in the event such a meeting is held, the date and time thereof.

2.03 Special Meetings. Special meetings of the shareholders shall be held whenever called by the chair of the Board, if any, the president, or the Board of Trustees, or when requested in writing by 10% of the outstanding shares of the Trust or, when the meeting relates to a certain Fund, that Fund.

2.04 Notice of Shareholders' Meetings. Notice of each shareholders' meeting stating the place, date, and hour of the meeting and the purpose or purposes for which the meeting is called shall be given by mailing such notice to each shareholder of record at his, her, or its address as it appears on the records of the Trust, or by such other means as may be permitted by the Declaration of Trust or applicable law, not less than 10 days prior to the date of the meeting. Any meeting at which all shareholders entitled to vote are present either in person or by proxy, or of which those not present have waived notice in writing, whether before or after the meeting, shall be a legal meeting for the transaction of business notwithstanding that notice has not been given as herein provided.

2.05 Quorum. Except as otherwise expressly required by applicable law, these By-laws, or the Declaration of Trust, at any meeting of the shareholders, the presence in person or by proxy of the holders of one‑third of the shares of beneficial interest (“Shares”) of the Trust, or, when the meeting relates to a certain Fund or Funds, that Fund or Funds, issued and outstanding and entitled to vote, shall constitute a quorum, but a lesser interest may adjourn any meeting from time to time and the meeting may be held as adjourned without further notice.

2.06 Proxies and Voting. Shareholders of record may vote at any meeting either in person or by written proxy signed by the shareholder or by the shareholder's duly authorized attorney-in-fact dated not more than eleven months before the date of exercise, which shall be filed with the secretary of the meeting before being voted. Proxies may be granted in writing, by means of “electronic transmission” (as defined in Section 3806 of the Act), or as otherwise permitted by applicable law, provided any such form of proxy

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is dated not more than eleven months before the date of exercise. Shareholder shall have voting rights and shall act as set forth in the Declaration of Trust.

2.07 Share Ledger. The Trust shall maintain at the office of the transfer agent of the Trust, or at the office of any successor thereto as transfer agent of the Trust, an original share ledger containing the names and addresses of all shareholders and the number of Shares of each Fund (or class of Shares of a Fund) held by each shareholder. Such share ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.

ARTICLE 3
Board of Trustees

3.01 Number, Service. The Trust shall have a Board of Trustees consisting of not less than two members. The number of Trustees to constitute the whole Board within the limits above‑stated shall be fixed by the Board of Trustees. The Trustees may be chosen (i) by shareholders at any meeting of shareholders held for the purpose of electing Trustees, or (ii) by the Trustees at any regular or special meeting of the Board to fill a vacancy on the Board as provided in these By-laws and the Declaration of Trust. Each Trustee shall serve until the next meeting of shareholders held for the purpose of electing Trustees and until a successor is duly qualified and elected, unless sooner displaced.

3.02 Powers. The Board of Trustees shall be responsible for the entire management of the business of the Trust. In the management and control of the property, business, and affairs of the Trust, the Board of Trustees shall have all powers necessary and desirable to carry out its responsibilities, provided such powers are not inconsistent with the laws of the State of Delaware, the Declaration of Trust, or these By-laws.

3.03 Executive Committee and Other Committees. The Board of Trustees may elect from its members an executive committee of not less than three, which may exercise certain powers of the Board of Trustees when the Board is not in session, and such other committees from time to time as it may desire. The number composing such committees and the powers conferred upon them shall be determined by the Board of Trustees at its own discretion. Each of the executive and other committees may make rules for the holding and conduct of its meetings and keeping the records thereof and shall report its action to the Board of Trustees.

3.04 Meetings. Regular meetings of the Board of Trustees may be held in such places within or without the State of Delaware and at such times as the Board may from time to time determine, and if so determined notices thereof need not be given. Special meetings of the Board of Trustees may be held at any time or place whenever called by the president or a majority of the Trustees, notice thereof being given by the secretary or the president, or the Trustees calling the meeting, to each Trustee. Special meetings of the Board of Trustees may also be held without formal notice, provided all Trustees are present or those not present have waived notice thereof.

3.05 Quorum; Voting. At all meetings of the Trustees, one-third of the Trustees then in office shall constitute a quorum for the transaction of business, provided that in no case may a quorum be less than three persons, and an action of a majority of the quorum shall constitute action of the Board of Trustees, except as otherwise expressly required by the Investment Company Act of 1940 Act, as amended (the “1940 Act”), the Declaration of Trust, or these By-laws. A lesser number may adjourn a meeting from time to time and the meeting may be held without further notice.

3.06 Action by Trustees Other than at a Meeting. Any action required or permitted to be taken at any meeting of the Board of Trustees may be taken without a meeting, without prior notice, and without a vote if consented to in writing (including by “electronic transmission” as defined in Section 3806 of the Act) by Trustees having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Trustees entitled to vote thereon were present and voted. Any

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action required or permitted to be taken at any meeting of any committee of the Board of Trustees may be taken without a meeting, if a written consent to such action is signed by all members of such committee, and such written consent is filed with the minutes of proceedings of the committee.

3.07 Holding of Meetings by Conference Telephone Call. At any regular or special meeting, members of the Board of Trustees, or any committee thereof, may participate by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

ARTICLE 4
Officers

4.01    Election. The officers of the Trust shall be a chief executive officer, a president, one or more executive vice presidents, senior vice presidents, or vice presidents, a secretary, a treasurer, a chief financial officer, a chief compliance officer, a counsel, and a controller. Except as otherwise provided in the Declaration of Trust or these By-laws, all officers shall be elected by the Board of Trustees and shall serve at the pleasure of the Board. The same person may hold more than one office.

4.02    Additional Officers and Agents. The Board of Trustees may appoint one or more assistant vice presidents, assistant treasurers, assistant counsels, or assistant secretaries, and such other officers or agents as it may deem advisable, and may prescribe the duties thereof.

4.03    The Chief Executive Officer. The chief executive officer of the Trust shall be responsible for the general and active management of the business, affairs, and property of the Trust, and shall see that all orders and resolutions of the Board of Trustees are carried into effect. The chief executive officer shall preside at meetings of shareholders and the Board of Trustees, unless a chair of the Board has been elected and is present.

4.04    The President. The president shall have such powers and perform such duties as may be assigned by the Board of Trustees or the chief executive officer. In the absence or disability of the chief executive officer, unless the president is also serving as chief executive officer, the president shall perform and exercise the powers of the chief executive officer.

4.05    The Vice Presidents. The vice presidents shall, respectively, have such powers and perform such duties as may be assigned to them by the Board of Trustees or the chief executive officer. In the absence or disability of the chief executive officer and president, the vice presidents, in the order determined by the Board of Trustees, shall perform the duties and exercise the powers of the chief executive officers and the president.

4.06    The Secretary. The secretary shall keep accurate minutes of all meetings of the shareholders and Trustees and shall perform all duties commonly incident to that office and as provided by law and shall perform such other duties and have such other powers as the Board of Trustees shall from time to time designate. In the absence of the secretary, an assistant secretary or secretary pro tempore shall perform the duties of the office and have such other powers as the Board of Trustees may from time to time designate.

4.07    The Treasurer. The treasurer shall, subject to the order of the Board of Trustees and in accordance with any arrangements for performance of services as custodian, transfer agent, or disbursing agent approved by the Board, have the care and custody of the money, funds, securities, valuable papers, and documents of the Trust, and shall have and exercise under the supervision of the Board of Trustees all powers and duties commonly incident to the office and as provided by law. The treasurer shall keep or cause to be kept accurate books of account of the Trust’s transactions, which shall be subject at all times to the inspection and control of the Board of Trustees. The treasurer shall deposit all funds of the Trust in such bank or banks, trust company or trust companies, or such firm or firms doing a banking business as

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the Board of Trustees shall designate. In the absence of the treasurer, an assistant treasurer shall perform the duties of the office.

4.08    The Chief Financial Officer. The chief financial officer shall have such powers and duties as may be assigned by the Board of Trustees, the president, or the chief executive officer.

4.09    The Chief Compliance Officer. The chief compliance officer, who shall be designated by the Board in the manner required by the 1940 Act and rules thereunder, shall be responsible for administering the policies and procedures of the Trust for compliance with the federal securities laws. In the absence of a chief compliance officer, another officer of the Trust shall perform the duties of the office.

4.10    The Counsel. The counsel shall serve as the chief legal officer of the Trust and shall perform duties commonly incident to that office and shall perform such other duties and have such other powers as the Board of Trustees may from time to time designate. In the absence of the counsel, an assistant counsel shall perform the duties of the office.

4.11    The Controller. The controller shall be the chief accounting officer of the Trust and shall have and exercise under the supervision of the Board of Trustees all powers and duties commonly incident to that office and as provided by law. In the absence of the controller, an assistant controller shall perform the duties of the office.

ARTICLE 5
Vacancies

5.01 Vacancies. If the office of any Trustee becomes or is vacant by reason of death, resignation, removal, disqualification, an increase in the authorized number of Trustees, or otherwise, the remaining Trustees may, by vote of a majority of said Trustees, choose a successor or successors who shall hold office for the unexpired term; provided that vacancies on the Board of Trustees may be so filled only if, after the filling of the same, at least two‑thirds of the Trustees then holding office would be Trustees elected to such office by the shareholders at a meeting or meetings called for the purpose. In the event that at any time less than a majority of the Trustees were so elected by the shareholders, a meeting of the shareholders shall be called forthwith and held as promptly as possible and, in any event, within sixty days for the purpose of electing an entire new Board of Trustees.

ARTICLE 6
Notices

6.01 Manner of Giving. Whenever under the provisions of applicable law, the Declaration of Trust, or these By-laws notice is required to be given to any Trustee, committee member, officer, or shareholder, it shall not be construed to mean personal notice, but such notice may be given: (i) in the case of shareholders, in writing, by mail, by depositing the same in a United States post office or letter box, postage prepaid, addressed to each shareholder at such address as appears on the books of the Trust; (ii) in the case of Trustees, committee members, and officers, by telephone, or by mail or by telegram to the last business address known to the secretary of the Trust; and (iii) and in either such case, by such other means, including “electronic transmission” as defined in Section 3806 of the Act, as may be permitted by applicable law or the Declaration of Trust. Any such notice shall be deemed to be given at the time when the same shall be thus mailed or telegraphed or telephoned or electronically transmitted.

6.02 Waiver. Whenever any notice is required to be given under the provisions of applicable law, the Declaration of Trust, or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

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ARTICLE 7
General Provisions

7.01 Disbursement of Funds. All checks, drafts, orders, or instructions for the payment of money and all notes of the Trust shall be signed by such officer or officers or such other person or persons as the Board of Trustees may from time to time designate.

7.02 Voting of Stock or Other Interests in Corporations or Other Entities. Unless otherwise ordered by the Board of Trustees, any officer or, at the direction of any such officer, any investment adviser to the Trust, shall have full power and authority to attend and act and vote at any meeting of shareholders of or beneficial owners of interests in any corporation or other entity in which the Trust may hold shares of stock or other interests, and at any such meeting may exercise any and all the rights and powers incident to the ownership of such stock or other interests. Any officer of the Trust or, at the direction of any such officer, any investment adviser to the Trust may execute proxies to vote shares of stock or other interests of corporations or other entities standing in the name of this Trust.

7.03 Execution of Instruments. Except as otherwise provided in these By-laws, all deeds, mortgages, bonds, contracts, stock powers and other instruments of transfer, reports, and other instruments may be executed on behalf of the Trust by the president or any vice president and by any other officer or agent authorized to act in such matters, whether by law, the Declaration of Trust, these By-laws, or any general or special authorization of the Board of Trustees. If the seal of the Trust is required, it shall he affixed by the secretary or an assistant secretary.

7.04 Seal. The seal of the Trust, if any, shall have inscribed thereon the name of the Trust, the year of its organization, and the words "The State of Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. The form of seal may be altered by the Board of Trustees.

ARTICLE 8
Purchases and Suspension of Sales

8.01 Purchases by Agreement. The Trust may purchase its Shares by agreement with the owner at a price not exceeding the net asset value next computed following the time when the purchase or contract to purchase is made. Payment of the purchase price may be made wholly or partly in cash, portfolio securities, or other property of the Trust, as determined by the Board of Trustees.

8.02 Suspension of Sales. The Trust reserves the right to suspend sales of its Shares if, in the judgment of the majority of the Board of Trustees or a majority of the executive committee of the Board, if such committee exists, it is in the best interest of the Trust to do so, such suspension to continue for such period as may be determined by such majority.

ARTICLE 9
Indemnification

9.01 Right to Indemnification. Subject to the exceptions and limitations contained in Section 9.02, every person who is or was a Trustee, officer, or employee of the Trust, including persons who serve or served at the request of the Trust as directors, trustees, officers, or employees of another organization in which the Trust has or had an interest as a shareholder, creditor, or otherwise (each, a “Covered Person”), shall be indemnified by the Trust to the maximum extent permitted by law against all liability and reasonable expenses incurred or paid by him or her in connection with any claim, action, suit, or proceeding in which he or she becomes involved as a party or otherwise by virtue of his or her being or having been such a director, trustee, officer, or employee and against amounts paid or incurred by him or her in settlement thereof.

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9.02 Exceptions. No indemnification shall be provided hereunder to a Covered Person:

(a) for any liability to the Trust or its shareholders arising out of a final adjudication by the court or other body before which the proceeding was brought that the Covered Person engaged in willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office;

(b) with respect to any matter as to which the Covered Person shall have been finally adjudicated not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Trust; or

(c) in the event of a settlement or other disposition not involving a final adjudication (as provided in paragraph (a) or (b) of this Section 9.02) and resulting in a payment by a Covered Person, unless there has been either a determination that such Covered Person did not engage in willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition, or a reasonable determination, based on a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct, such determination being made by: (i) a vote of a majority of the Disinterested Trustees (as such term is defined in Section 9.04) acting on the matter; or (ii) a written opinion of independent legal counsel.

9.03 Advancement of Expenses. Expenses of preparation and presentation of a defense to any claim, action, suit, or proceeding subject to a claim for indemnification under this Article 9 shall be advanced by the Trust prior to final disposition thereof upon receipt of an undertaking by or on behalf of the Covered Person to repay such amount if it is ultimately determined that he or she is not entitled to indemnification under this Article 9, provided that either: (a) such undertaking is secured by a surety bond or some other appropriate security or the Trust shall be insured against losses arising out of any such advances; or (b) a majority of the Disinterested Trustees (as such term is defined in Section 9.04) acting on the matter or independent legal counsel in a written opinion shall determine, based upon a review of the readily available facts (as opposed to the facts available upon a full trial), that there is a reason to believe that the Covered Person ultimately will be found entitled to indemnification.

9.04 Certain Defined Terms Relating to Indemnification. For purposes of this Article 9: (a) "liability and reasonable expenses" shall include but not be limited to reasonable counsel fees and disbursements, amounts of any judgment, fine or penalty, and reasonable amounts paid in settlement; (b) "claim, action, suit, or proceeding" shall include every such claim, action, suit, or proceeding, whether civil or criminal, derivative or otherwise, administrative, judicial or legislative, any appeal relating thereto, and shall include any reasonable apprehension or threat of such a claim, action, suit, or proceeding; (c) a "Covered Person" shall include such person's heirs, executors, and administrators; and (d) a “Disinterested Trustee” shall mean a Trustee (i) who is not an “Interested Person” (as defined in the 1940 Act) of the Trust (including anyone, as such Disinterested Trustee, who has been exempted from being an Interested Person by any rule, regulation, or order of the SEC), and (ii) against whom none of such actions, suits, or other proceedings or another action, suit, or other proceeding on the same or similar grounds is then or has been pending.

ARTICLE 10
Exclusive Forum

10.01. Unless the Trust consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Trust, (ii) any action asserting a claim of breach of a fiduciary duty owed by any Trustee or officer or other employee of the Trust to the Trust or the Trust’s shareholders, (iii) any action asserting a claim against the Trust or any Trustee or officer or other employee of the Trust arising pursuant to any provision of the Delaware General Corporation Law or the Trust’s Certificate of Trust or By-laws (as either may be amended from time to time), and (iv) any action asserting a claim against the Trust or any Trustee or officer or other employee of the Trust governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware (or, if the Court of

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Chancery does not have jurisdiction, another state court located within the State of Delaware or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware), in all cases subject to the court having personal jurisdiction over the indispensable parties named as defendants.

ARTICLE 11
Amendments

10.01 These By-laws may be amended, altered, or repealed at any meeting of the Board of Trustees by vote of a majority of the Trustees then in office or by written consent in lieu thereof and, in either case, without shareholder approval or prior notice to shareholders.

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